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                                                                      Exhibit 15

                              ARTHUR ANDERSEN LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Education Management Corporation and Subsidiaries:

We have reviewed the accompanying condensed consolidated balance sheet of Education Management Corporation (a Pennsylvania corporation) and Subsidiaries as of September 30, 1999, and the related condensed consolidated statements of income and cash flows for the three-month periods ended September 30, 1999 and 1998. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Education Management Corporation and Subsidiaries as of June 30, 1999 (not presented herein), and, in our report dated July 28, 1999, we expressed an unqualified opinion on that statement. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of June 30, 1999, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.




                                        /s/ ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
 October 20, 1999